EXHIBIT 10.39

EQUIPMENT LIEN AGREEMENT

THIS EQUIPMENT LIEN AGREEMENT (this “Agreement”), dated as of May 28, 2003, is made between InSite Vision Incorporated, a Delaware corporation (the “Company”), and the Holders set forth on Schedule I hereto or party to an Additional Counterpart hereof, as amended from time to time, and each other Holder of a Senior Note (together with their respective successors and assigns, the “Holders”).

In consideration of advances or other consideration provided by each Holder to the Company, the Company has issued from time to time and may now or hereafter issue from time to time to each Holder a promissory note in the principal amount set forth next to such Holder’s name on Schedule I hereto, as Schedule I may be deemed amended from time to time pursuant to this Agreement (each such note, as amended, restated, supplemented or modified from time to time, a “Senior Note” and collectively, the “Senior Notes”), evidencing such advances or other consideration, including all interest accruing thereon. The aggregate principal amount of the Senior Notes may not exceed $100,000 or such larger amount agreed by Requisite Holders (as defined herein) from time to time. Pursuant to the terms and conditions of this Agreement, the Company has granted to the Holders the security interests hereinafter provided to secure the obligations of the Company under the Senior Notes and this Agreement. By execution of a counterpart hereof, each Holder accepts the terms of its Senior Note and this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

(a) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

“ADDITIONAL COUNTERPART” has the meaning set forth in Section 20.

“BOOKS” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral.

“COLLATERAL” has the meaning set forth in Section 2.

“EQUIPMENT” means the equipment of the Company identified on Schedule A annexed hereto in all of its forms, wherever located, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

“FINANCING STATEMENTS” has the meaning set forth in Section 3.

“LIEN” means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“MANAGING HOLDER” means (i) S. Kumar Chandrasekaran, Ph.D., or (ii) any other Holder that Required Holders may designate in writing after the date of this Agreement.

“PERMITTED LIENS” means: (i) Liens in favor of the Holders; (ii) existing Liens (including without limitation leases and subleases) existing as of the date hereof and Liens incurred in connection with the extension, renewal or refinancing of the indebtedness or other obligations secured by such existing Liens; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with generally accepted accounting principles, provided the same does not have priority over any of the Holders’ Liens; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; and (v) other Liens approved in writing by Requisite Holders.

“PERSON” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

“PROCEEDS” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Company, including “proceeds” as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“REQUISITE HOLDERS” means Holders with an aggregate interest in the Senior Note Principal Amount equal to or greater than fifty-one percent (51%) thereof.

“SECURED OBLIGATIONS” means the indebtedness, liabilities and other obligations of the Company to the Holders evidenced by the Senior Notes (together with all extensions or renewals thereof), including all unpaid principal thereunder, all interest accrued thereon (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), and all other amounts payable by the Company to any Holder thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all obligations of every nature of the Company now or hereafter existing under this Agreement.

“SENIOR NOTES” has the meaning set forth in the Recitals to this Agreement.

“SENIOR NOTE PRINCIPAL AMOUNT” means the aggregate outstanding principal amount of the Senior Notes.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b) TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

SECTION 2. SECURITY INTEREST.

(a) GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, the Company hereby pledges, assigns, transfers, hypothecates and sets over to the Holders, and hereby grants to the Holders a security interest in, all of the Company’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Equipment; (ii) all Books; and (iii) all products and Proceeds of any and all of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, (i) any of the Company’s rights or interests in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which the Company is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. § 362(a) (the “Bankruptcy Code”)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (ii) any real property leasehold or fee, unless the Company has executed a mortgage or deed of trust covering such real property leasehold or fee.

(b) COMPANY REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Requisite Holders of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) no Holder shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any Holder be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) CONTINUING SECURITY INTEREST. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 19.

SECTION 3. PERFECTION PROCEDURES.

(a) FINANCING STATEMENTS, ETC. The Company hereby authorizes the Managing Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company. The Company agrees that a photographic or other reproduction of this Agreement or of a financing statement signed by the Company shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Without limiting the foregoing, upon the request of the Managing Holder, the Company shall execute and deliver to the Managing Holder concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, and all other documents and instruments, in form reasonably satisfactory to the Managing Holder (the “Financing Statements”), and take all other action, as the Managing Holder may request, to perfect and continue perfected, maintain the priority of or provide notice of, the Holders’ security interest in the Collateral and to accomplish the purposes of this Agreement.

(b) CERTAIN AGENTS. Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Holders. At any time and from time to time, the Managing Holder may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Holders.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of the Company to particular Holders set forth in the Senior Note issued to such Holder, the Company represents and warrants to the Holders that:

(a) OWNERSHIP OF COLLATERAL. The Company is, and, except as permitted by Section 5(d), will continue to be, the owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral, will be the owner thereof) in all material respects, free from any Lien other than Permitted Liens.

(b) ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a security interest against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights; and (ii) the Holders have a perfected security interest in the Collateral, in which the Company now has rights, and will have a perfected security interest in the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case securing the payment and performance of the Secured Obligations except for and subject to Permitted Liens.

(c) OTHER FINANCING STATEMENTS. Other than (i) Financing Statements disclosed to the Holders, (ii) Financing Statements in favor of the Holders and (iii) Permitted Liens, no effective Financing Statement naming the Company as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any relevant jurisdiction.

SECTION 5. COVENANTS. For so long as any of the Secured Obligations remain unsatisfied, the Company agrees that:

(a) DEFENSE OF COLLATERAL. The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Holders’ right or interest in, the Collateral.

(b) PRESERVATION OF COLLATERAL. The Company will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral in all material respects.

(c) COMPLIANCE WITH LAWS, ETC. The Company will comply with all material laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

(d) DISPOSITION OF COLLATERAL. The Company will not surrender or lose possession of (other than to the Holders), sell, lease, rent, or otherwise dispose of or transfer any substantial portion of the Collateral or any right or interest therein, except in the ordinary course of business or in connection with a transaction pursuant to which the Secured Obligations are paid in full or as otherwise agreed by Requisite Holders.

(e) LIENS. The Company will keep the Collateral free of all Liens except Permitted Liens.

(f) EXPENSES. The Company will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

(g) EQUIPMENT. The Company will, upon the Managing Holder’s written request, deliver to the Managing Holder a report of each item of Equipment, in form and substance reasonably satisfactory to the Managing Holder.

(h) NOTICES, REPORTS AND INFORMATION. The Company will (i) notify the Holders of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Holders’ Lien thereon; (ii) furnish to the Managing

Holder such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Managing Holder may reasonably request, all in reasonable detail; and (iii) upon request of the Managing Holder make such demands and requests for information and reports as the Company is entitled to make in respect of the Collateral.

SECTION 6. AUTHORIZATION; MANAGING HOLDER APPOINTED ATTORNEY-IN-FACT. The Managing Holder shall have the right to, in the name of the Company, or in the name of the Holders or otherwise, without notice to or assent by the Company, and the Company hereby constitutes and appoints the Managing Holder (and any of the Managing Holder’s agents) as the Company’s true and lawful attorney-in-fact, with full power and authority to:

(i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of, the Holders’ security interest in the Collateral;

(ii) upon the occurrence and during the continuance of an Event of Default:

(A) take possession of any Collateral and collect any Proceeds of any Collateral;

(B) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors (with respect to the Collateral);

(C) assert, adjust, sue for, compromise or release any claims under any policies of insurance (with respect to the Collateral);

(D) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

(E) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Managing Holder may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Holders’ security interest therein and to accomplish the purposes of this Agreement.

The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Managing Holder shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7. MANAGING HOLDER PERFORMANCE OF COMPANY OBLIGATIONS. The Managing Holder may perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse the Managing Holder on demand for any reasonable amounts paid by the Managing Holder pursuant to this Section 7 to the extent permitted by applicable law.

SECTION 8. MANAGING HOLDER’S DUTIES. Notwithstanding any provision contained in this Agreement, the Managing Holder shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Managing Holder’s possession and the accounting for moneys actually received by the Managing Holder hereunder, the Managing Holder shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral to the extent permitted by applicable law.

SECTION 9. REMEDIES.

(a) REMEDIES. Upon the occurrence and during the continuance of any Event of Acceleration (as defined in any Senior Note) or any failure to pay any Senior Note at maturity (any such event, an “Event of Default”), the Managing Holder shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Company agrees that to the extent permitted by applicable law:

(i) The Managing Holder may peaceably and without notice enter any premises of the Company, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Managing Holder may determine.

(ii) The Managing Holder may require the Company to assemble all or any part of the Collateral and make it available to the Managing Holder at any place and time designated by the Managing Holder.

(iii) The Managing Holder may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(iv) The Managing Holder may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Managing Holder therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Managing Holder deems advisable; PROVIDED, HOWEVER, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Managing Holder. The Holders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. The Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in the Note, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

(b) APPLICATION OF PROCEEDS. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (pro rata, as applicable) (i) first, to any fees, costs, expenses and other amounts (other than principal and interest under the Senior Notes) then due to the Managing Holder hereunder; (ii) second, to accrued and unpaid interest due the Holders under the Senior Notes on a pro rata basis; (iii) third, to principal due the Holders under the Senior Notes on a pro rata basis and (iv) fourth, to any fees, costs, expenses and other amounts (other than principal and interest under the Senior Notes) due to Holders under the Senior Notes on a pro rata basis. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other applicable law. The Company shall remain liable to the Holders for any deficiency which exists after any sale or other disposition or collection of Collateral to the extent permitted by applicable law.

SECTION 10. CERTAIN WAIVERS. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Holders (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Holders’ power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Holders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11. NOTICES. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when delivery is confirmed electronically, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es)) as a party may designate for itself by like notice):

If to Holders:	To the address set forth for each such Holder on Schedule I

If to the Company:	InSite Vision Incorporated.
965 Atlantic Avenue
Alameda, California 94501
Facsimile: (510) 747-1382
Attention: David Heniges (or if David Heniges is no longer an authorized officer of the Company, any other authorized officer)

With a copy to:	O’Melveny & Myers LLP
990 Marsh Road
Menlo Park, California 94025
Facsimile: (650) 473-2601
Attention: Timothy R. Curry, Esq.

SECTION 12. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of any Holder to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any Holder.

SECTION 13. COSTS AND EXPENSES. The Company agrees to pay on demand all reasonable costs and expenses to the Managing Holder, and the reasonable fees and disbursements of Holders’ counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

SECTION 14. BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holders and their respective successors and assigns.

SECTION 15. GOVERNING LAW AND RELATED MATTERS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT RESORT TO THAT STATE’S CONFLICT-OF-LAW RULES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

SECTION 16. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Company and Requisite Holders.

SECTION 17. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 19. TERMINATION. Upon payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Holders shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to the Holders hereunder; PROVIDED, HOWEVER, that the obligations of the Company under Section 13 shall survive such termination.

SECTION 20. SUBSEQUENT HOLDERS. The parties recognize that additional counterparts of this Agreement may be executed at different times in substantially the form of Exhibit I annexed hereto (each, an “Additional Counterpart”), upon the issuance of any Senior Notes to additional parties approved in writing by the Requisite Holders (each, a “Subsequent Holder”). Each Subsequent Holder, upon executing an Additional Counterpart to this Agreement, shall become a Holder hereunder and shall share in all the rights and obligations of the other Holders under this Agreement. All parties hereto agree to remain obligated hereunder with the execution of this Agreement or Additional Counterparts hereof by Subsequent Holders. All Holders need not re-execute this Agreement. Upon the issuance of a Senior Note to a Subsequent Holder, Schedule I hereto shall be deemed to be amended to include the name and address of such Subsequent Holder, the principal amount of the Senior Note held by such Subsequent Holder and the pro rata interest of each of the Holders in the Senior Note Principal Amount.

SECTION 21. ACTIONS FOR BENEFIT OF HOLDERS OF SENIOR NOTES. Any and all actions taken by the Managing Holder or Requisite Holders hereunder shall be for the benefit of the holders of the Senior Notes, PROVIDED, that any proceeds from the Collateral shall be applied as described in Section 9(b) above.

SECTION 22. LIABILITY AND INDEMNIFICATION OF MANAGING HOLDER.

(a) LIABILITY OF MANAGING HOLDER.

(i) The Managing Holder shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(ii) Before the Managing Holder acts or refrains from acting, it may consult with counsel of its selection and may require an officers’ certificate or an opinion of counsel. The Managing Holder shall not be liable for any action it takes or omits to take in good faith in reliance of such certificate or opinion.

(b) INDEMNIFICATION OF MANAGING HOLDER.

(i) No provision of this Agreement shall require the Managing Holder to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Agreement or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(ii) The Managing Holder shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Managing Holder reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(iii) The Company shall indemnify the Managing Holder and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claims, loss, damage, demand, fee, expense (including but not limited to reasonable compensation, disbursements and expenses of the Managing Holder’s agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

“COMPANY”		“HOLDERS”

INSITE VISION INCORPORATED, a Delaware corporation		S. KUMAR CHANDRASEKARAN, PH.D., an individual

By:	Name: Title:
LYLE M. BOWMAN, PH.D., an individual

MITCHELL H. FRIEDLAENDER, M.D., an individual

[SIGNATURES CONTINUED ON NEXT PAGE]

S-1

JOHN L. MATTANA, an individual

ANDERS WIKLUND, an individual

SANDRA C. HEINE, an individual

S-2

SCHEDULE A

EQUIPMENT

Description	Co. Asset No.	Date Acquired

500 Liter Stainless Steel Lee Kettle	1956	September 1995

LQC Deca Mass Spectrometer	2011	June 2000

HP-1100 Chromatograph System	2045	April 2001

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EXHIBIT I

[FORM OF ADDITIONAL COUNTERPART]

This ADDITIONAL COUNTERPART (this “Counterpart”), dated             , 200  , is delivered pursuant to Section 20 of the Equipment Lien Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Equipment Lien Agreement, dated as of May 28, 2003 (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among InSite Vision Incorporated (the “Company”) and the other Holders party thereto. The Company has issued to the undersigned a Senior Note in the aggregate principal amount of $            . The undersigned, by executing and delivering this Counterpart, hereby becomes a Holder under the Agreement in accordance with Section 20 thereof and agrees to be bound by all of the terms thereof.

[NAME OF ADDITIONAL HOLDER]

By:
Name:
Title:

[Address of Additional Holder]

ACKNOWLEDGED AND AGREED

THIS          OF             , 200  :

InSite Vision Incorporated

By:
Name:
Title:

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